Exhibit 10.20

FIRST SUPPLEMENT TO THE 2015
INVENTORY PURCHASE AND CONSIGNMENT AGREEMENT

This First Supplement to the 2015 Inventory Purchase and Consignment Agreement (the “First Supplement”) is effective as of December 29, 2016 by and between Ingram Hosting Holdings LLC, a Delaware limited liability company (“IHH”) and Chegg, Inc., a Delaware corporation (“Chegg”), together the “Parties”.

Pursuant to Section 19(h) of the 2015 Inventory Purchase and Consignment Agreement dated April 3, 2015 (the “2015 Agreement”), the Parties hereby agree that the definition of “IHH Inventory” under the 2015 Agreement shall be deemed to include the used textbooks described on Exhibit A, “Inventory and Fee Schedule for Fourth Tranche” (the “Fourth Tranche Inventory”). The Parties further agree that the Fourth Tranche Inventory will be designated separately in reports as the “Fourth Tranche” of IHH Inventory.

This First Supplement is hereby incorporated into and made a part of the 2015 Agreement and is subject to all the terms and conditions contained therein. All capitalized terms not defined herein shall have the meaning ascribed to such term in the 2015 Agreement. All terms and conditions in the 2015 Agreement not amended hereby shall continue in full force and effect. In the event of any conflict between the 2015 Agreement and this First Supplement (including Exhibit A), this First Supplement (or Exhibit A as the case may be) shall control.

ACCEPTED AND AGREED:

CHEGG, INC.	INGRAM HOSTING HOLDINGS LLC

By: /S/ ANDREW BROWN	By: /S/ BRIAN K. DAUPHIN
Name: Andrew Brown	Name: Brian K. Dauphin
Title: Chief Financial Officer	Title: Senior Vice President, Finance

Address:	Address:
3990 Freedom Cir.	One Ingram Boulevard
Santa Clara, CA 95054	La Vergne, TN 37086
Attn: Andrew Brown, Chief Financial Officer	Attn: Shawn Everson, Sr. Vice President

Exhibit A
Inventory and Fee Schedule for Fourth Tranche

Inventory: “Fourth Tranche Inventory” shall mean the (i) the used textbook inventory to be purchased by IHH (approximately [***] units with a book value of approximately [***], with total quantity and value to be determined as Consumers return rental units provided that the aggregate value and quantity shall not exceed the levels detailed in that certain Excel spreadsheet delivered to IHH by Chegg on November 7, 2016 (the “November Catalog”)) excluding all units with an ISBN set forth on Schedule 1 attached hereto [***] (the “Part 1 Inventory”), (ii) books to be recycled via third parties as specified in the November Catalog (the “Part 3A Inventory”), (iii) the used textbook inventory to be transferred to Ingram [***] (the “Part 3B Inventory”) and (iv) the additional set of inventory detailed in that certain Excel spreadsheet delivered to IHH by Chegg on March 16, 2017 (the “March 16 Additions”). [***]

Terms Specific to the Fourth Tranche Inventory:

(a) Part 1 Inventory.
Chegg shall sell to IHH, and IHH shall purchase from Chegg, the Part 1 Inventory as such becomes available, on a rolling basis, commencing on December 28, 2016. The price per unit of the Part 1 Inventory shall be the price specified on the November Catalog net a [***] discount. [***] of amounts owed shall be paid net [***] days; the remaining balance shall be paid net [***] days.

Cumulative revenue as a percentage of Investment Targets for [***] shall be as specified in the 2015 Agreement for units in the time period 2016-2H (i.e., Year 1 [***], Year 2 [***] and Year 3 [***]) on an as adjusted basis).

[***]

The [***] Fee for any units of Part 1 Inventory that are to be re-stickered during the customer return check-in process and then subsequently liquidated to Ingram will be [***] per unit.

(b) Part 3A Inventory.
Title to all Part 3A Inventory shall remain with Chegg.

It is the intention of Chegg that the Part 3A Inventory shall be recycled via third parties beginning on February 1, 2017. The [***] Fee for any units of Part 3A Inventory that are to be recycled will be [***] per unit. Chegg may make attempts to sell these units to other parties prior to recycling; any units that Chegg is able to sell to a third party will we subject to the [***] fee of [***] per unit. For the avoidance of doubt, any units of Part 3A Inventory returning from Customers shall be subject to the [***] fee of [***] per unit.

(c) Part 3B Inventory.
Title to all Part 3B Inventory shall be transferred to Ingram as such becomes available, on a rolling basis, commencing on January 2, 2017.
[***]

Notwithstanding what is set forth in the 2015 Agreement, with respect to the Part 3B Inventory (1) the [***] fee remitted to Ingram shall be equal to [***] per unit; (2) there shall be no [***] sharing payment; (3) the [***] payment shall assume a [***] per unit source cost; and (4) the [***] Fee for any units that are re-stickered during the customer return check-in process and then subsequently liquidated to Ingram will be [***] per unit.

(d) March 16 Additions.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Title to all March 16 Additions Inventory shall be transferred to Ingram as such becomes available, on a rolling basis, commencing on March 16, 2017.
The March 16 Additions will transfer to Ingram at the same price and under the same terms as the November Catalog set above. If a title was not in the November Catalog, then it will transfer at [***] and be subject to the terms of Part 3B Inventory.

Residuals
All other fees and terms not specified in this Supplement #3 Agreement shall be as specified in the 2015 Agreement and the Agreement with respect to the Fourth Tranche Inventory.

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.

Schedule 1
Excluded ISBNs

[***]

[***] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended. Confidential treatment has been requested with respect to this information.
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